                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                        ALABAMA NATIONAL BANCORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                63-1114426
(State or Other Jurisdiction of Incorporation)         (I.R.S. employer
                                                    identification number)

                            1927 First Avenue North
                           Birmingham, Alabama 35203
                   (Address of Principal Executive Offices)

                        ALABAMA NATIONAL BANCORPORATION
                         1999 LONG TERM INCENTIVE PLAN
                           (Full Title of the Plan)

                              John H. Holcomb, III
                            1927 First Avenue North
                           Birmingham, Alabama 35203
                                (205) 583-3600
                    (Name and Address of Agent For Service)
         (Telephone Number, Including Area Code, of Agent for Service)

                                With a Copy to:
                             Christopher B. Harmon
                         Maynard, Cooper & Gale, P.C.
                            1901 Sixth Avenue North
                                  Suite 2400
                           Birmingham, Alabama 35203
                               _________________

                        CALCULATION OF REGISTRATION FEE


==================================================================================================
                                                                       Proposed
 Title of Each Class of                        Proposed Maximum        Maximum         Amount of
    Securities to be           Amount to be     Offering Price        Aggregate       Registration
     Registered               Registered (1)     Per Unit (1)     Offering Price (1)      Fee
--------------------------------------------------------------------------------------------------

Common Stock, $1.00
par value                    300,000 shares    $20.75 per share       $6,225,000        $1,643.40

==================================================================================================

(1) Pursuant to Rule 457(h), the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Alabama National BanCorporation on October 6, 2000.
(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered in this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.

                                     PART I

                                EXPLANATORY NOTE
                                ----------------

     This Registration Statement is being filed in order to register 300,000 shares of common stock, $1.00 par value per share ("Company Stock"), of Alabama National BanCorporation (the "Registrant"), which may be sold pursuant to the terms and conditions of the Alabama National BanCorporation 1999 Long Term Incentive Plan (the "Plan").

     A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

         3. The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         As of October 9, 2000 attorneys in the law firm of Maynard, Cooper and Gale, P.C., Birmingham, Alabama owned an aggregate of 37,470 shares of common stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         The Certificate of Incorporation, as amended, of the Registrant contains a provision which, subject to certain exceptions described below, eliminates the liability of a director to the Registrant or its stockholders for monetary damages for any breach of duty as a director. This provision does not eliminate the liability of the director (i) for violations of his duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") relating to unlawful dividends and distributions or (iv) for any transaction from which the director derived an improper personal benefit.

         The Bylaws of the Registrant require the Registrant to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director of the Registrant or any other corporation, including the subsidiary banks of the Registrant, for which he served as such at the request of the Registrant. Directors are entitled to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of the Registrant's Certificate of Incorporation described in the preceding paragraph. Directors are also entitled to have the Registrant advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

         In addition to the Bylaws of the Registrant, Section 145(c) of the DGCL requires the Registrant to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above. The DGCL also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

         The Board of Directors of the Registrant also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

         Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securties Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

         4.1 Certificate of Incorporation (filed as an Exhibit to Alabama National's Registration Statement on Form S-1 (Commission File No. 33-83800) and incorporated herein by reference).

         4.1A Certificate of Amendment of Certificate of Incorporation (filed as an Exhibit to Alabama National's Annual Report of Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

         4.1B Certificate of Merger (filed as an Exhibit to Alabama National's
              Annual Report of Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

         4.1C Certificate of Amendment of Certificate of Incorporation dated
              April 23, 1998 (filed as an Exhibit to Alabama National's Report of Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

         4.2 Bylaws (filed as an Exhibit to Alabama National's Registration Statement on Form S-1 (Commission File No. 33-83800) and incorporated herein by reference).

         5    Opinion and Consent of Maynard, Cooper & Gale, P.C.

         23.1 Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5 hereto).

         24   Power of Attorney of the Officers and Directors of the Registrant.


Item 9. Undertakings.
------  ------------

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum fee aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant.    Pursuant to the requirements of the Securities Act, the
--------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birmingham, state of Alabama, on October 9, 2000.

                              ALABAMA NATIONAL BANCORPORATION

                              By:/s/ John H. Holcomb, III
                                 ------------------------
                                 John H. Holcomb, III
                                 Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of October 9, 2000.

               Signature                                     Title
               ---------                                     -----
/s/ John H. Holcomb, III                          Chairman of the Board, Chief
-----------------------------------------------   Executive Officer and Director
John H. Holcomb, III                              (Principal Executive Officer)

/s/ Victor E. Nichol, Jr.                         President, Chief Operating
-----------------------------------------------   Officer and Director
Victor E. Nichol, Jr.

               Signature                                     Title
               ---------                                     -----


/s/ William E. Matthews, V                        Executive Vice President and
-----------------------------------------------   Chief Financial Officer
William E. Matthews, V                            (Principal Financial Officer)


/s/ Shelley S. Williams                           Senior Vice President and
-----------------------------------------------   Controller (Principal
Shelley S. Williams                               Accounting Officer)


                       *                          Vice Chairman and Director
-----------------------------------------------
Dan M. David


                       *                          Director
-----------------------------------------------
T. Morris Hackney


                       *                          Director
-----------------------------------------------
John D. Johns


                       *                          Director
-----------------------------------------------
John J. McMahon, Jr.


                       *                          Director
-----------------------------------------------
C. Phillip McWane


                       *                          Director
-----------------------------------------------
William D. Montgomery


                       *                          Director
-----------------------------------------------
Drayton Nabers, Jr.


                        *                         Director
-----------------------------------------------
C. Lloyd Nix


                        *                         Director
-----------------------------------------------
G. Ruffner Page, Jr.


                        *                         Director
-----------------------------------------------
William E. Sexton


                        *                         Director
-----------------------------------------------
W. Stancil Starnes

               Signature                              Title
               ----------                             -----


                        *                         Director
-----------------------------------------------
W. Ray Barnes


* By /s/ John H. Holcomb, III                     Attorney-in-Fact
     ------------------------------------------
     John H. Holcomb, III